Exhibit 99.2

CONTANGO OIL & GAS COMPANY

NEWS RELEASE

Contango Enters into Agreement to Purchase Southern Delaware Basin Acreage

July 21, 2016 – HOUSTON, TEXAS – Contango Oil & Gas Company (NYSE MKT: MCF) announced today that it has entered into an agreement with a private oil and gas company to purchase one-half of seller’s interests in approximately 12,100 gross undeveloped acres (~5,000 net acres) for up to $25 million in the Southern Delaware Basin of Texas, currently one of the most active and economically attractive oil and gas basins in the United States.

The purchase price is comprised of $10 million in cash at initial closing and $10 million in carried well costs expected to be paid over the next 14 months. Certain additional contingent payments upon success would increase total consideration to $25 million. The purchase is subject to finalization of title due diligence and customary closing conditions and adjustments with an initial closing expected later this month. Specifics of the purchased acreage are as follows:

•	Located in western Pecos County, Texas.

•	Primary focus is three benches (Wolfcamp A, Wolfcamp B and emerging Bone Springs formations), all of which have proven to be productive in the area by offset operators, thereby providing us with the equivalent of 36,000 “effective” gross acres over the three formations.

•	Average Wolfcamp interval of approximately 400 feet and Bone Springs interval of approximately 2,000 feet.

•	Acquiring operated average working interests of approximately 41% (32% net revenue interest).

•	157 gross potential locations spread over the three potential formations that are estimated to generate average individual well returns of 54%, at current strip prices and current estimated drilling and completion costs using internally estimated average production type curves based on offset operations data and assuming drilling of 10,000 foot laterals.

•	Additional upside exists in future downspacing and additional zones being delineated within the thick Bone Springs section and/or Middle and Lower Wolfcamp intervals.

•	Acreage is adjacent to and surrounded by current horizontal Wolfcamp activity.

•	Active offset operators included Samson Oil & Gas, J. Cleo Thompson, Brigham Exploration, and Concho Resources, among others.

•	Existing infrastructure in place to service development of asset.

•	No significant near term expirations.

•	Drilling of initial wells is expected to commence as soon as practical after closing.

Allan D. Keel, the Company’s President and Chief Executive Officer, said “We are pleased to be in one of the premier oil fields in North America. This new Permian presence provides a multi-year inventory across a stacked pay formation that we expect to commence drilling in September or October of this year with our existing staff. The unique deal structure of part cash, part carry and part success fee gives us some financial flexibility and allows us to grow production, cash flow and reserves through a capital program that is expected to be funded with internally generated cash flow. As we grow and develop our Permian asset, we will continue to focus on maintaining our strong balance sheet and financial flexibility.”

Contango Oil & Gas Company is a Houston, Texas based, independent energy company engaged in the acquisition, exploration, development, exploitation and production of crude oil and natural gas offshore in the shallow waters of the Gulf of Mexico and in the onshore Texas Gulf Coast and Rocky Mountain regions of the United States. Additional information is available on the Company’s website at www.contango.com.

This press release contains forward-looking statements regarding Contango that are intended to be covered by the safe harbor “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, based on Contango’s current expectations and includes statements regarding acquisitions and divestitures, estimates of future production, future results of operations, quality and nature of the asset base, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance (often, but not always, using words such as “expects”, “projects”, “anticipates”, “plans”, “estimates”, “potential”, “possible”, “probable”, or “intends”, or stating that certain actions, events or results “may”, “will”, “should”, or “could” be taken, occur or be achieved). Statements concerning oil and gas reserves also may be deemed to be forward looking statements in that they reflect estimates based on certain assumptions that the resources involved can be economically exploited. Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those, reflected in the statements. These risks include, but are not limited to: the risks of the oil and gas industry (for example, operational risks in exploring for, developing and producing crude oil and natural gas; risks and uncertainties involving geology of oil and gas deposits; the uncertainty of reserve estimates; the uncertainty of estimates and projections relating to future production, costs and expenses; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; health, safety and environmental risks and risks related to weather such as hurricanes and other natural disasters); uncertainties as to the availability and cost of financing; fluctuations in oil and gas prices; risks associated with derivative positions; inability to realize expected value from acquisitions, inability of our management team to execute its plans to meet its goals, shortages of drilling equipment, oil field personnel and services, unavailability of gathering systems, pipelines and processing facilities and the possibility that government policies may change or governmental approvals may be delayed or withheld. Additional information on these and other factors which could affect Contango’s operations or financial results are included in Contango’s other reports on file with the Securities and Exchange Commission. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Contango does not assume any obligation to update forward-looking statements should circumstances or management’s estimates or opinions change. Initial production rates are subject to decline over time and should not be regarded as reflective of sustained production levels.

We calculate our “effective acreage” as our total gross surface acreage of leaseholds we may acquire pursuant to the exploration agreement multiplied by the three prospective target zones we may encounter on our acquired leasehold interests. We cannot assure you that (i) all 36,000 gross effective acres will be ultimately acquired by us, (ii) the acreage we do acquire will be prospective in all or any of the targeted zones, or (iii) such acquired acreage will ultimately be drilled or included in drilling units. For purposes of estimates in this press release, we have assumed 85% of the 36,000 gross effective acreage is prospective and capable of being included in drilling units of sufficient size to drill wells with 10,000 foot laterals.

For purposes of our internal rate of return and related estimates of ultimate hydrocarbon recovery included in this press release, we have used an internally developed preliminary estimate of average drilling and completion costs of $8.2 million and a production type curve for planned wells with 10,000 foot laterals. These cost and production estimates were developed largely from extrapolating publicly available realized data or estimates from third party operators pertaining to nearby productive horizontal wells. These nearby wells have shorter laterals currently averaging 7,300 feet. Our actual returns on, and the actual quantities of hydrocarbons that may be ultimately recovered from, our interests in the Southern Delaware Basin may differ substantially from the estimates in this press release. Factors affecting ultimate returns and hydrocarbon recovery include the scope of our planned drilling program in the Southern Delaware Basin (which will be directly affected by commodity prices, the availability of capital, drilling and production costs, availability of drilling services and equipment, our actual drilling results, lease expirations, pooling and unitization limitations, transportation constraints, regulatory approvals and other factors) and actual drilling results, including geological and mechanical factors affecting recovery rates.

Contact:

Contango Oil & Gas Company
E. Joseph Grady – 713-236-7400	Sergio Castro – 713-236-7400
Senior Vice President and Chief Financial Officer	Vice President and Treasurer